UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT

 ________________________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 21, 2014

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor	10022
New York, New York	(Zip Code)
(Address of principal executive offices)

(212) 257 5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2014, Five Oaks Investment Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as the representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of 600,000 additional shares of Series A Preferred Stock (as defined below), at a public offering price of $25.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for 30 days to purchase up to 90,000 additional shares of Series A Preferred Stock on the same terms and conditions, which option was fully exercised on May 22, 2014. The closing of the offering and of the exercise of Underwriters’ option to purchase additional shares occurred on May 27, 2014.

The additional shares of Series A Preferred Stock will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-195499), which was declared effective by the U.S. Securities and Exchange Commission on May 8, 2014.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Company’s Prospectus Supplement, dated May 21, 2014, which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which disclosure is hereby incorporated by reference.

In the ordinary course of business, the Underwriters or their respective affiliates have engaged and may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they have received or may receive customary fees and expenses.

In connection with the filing of the Underwriting Agreement, the Company is filing as Exhibits 5.1 and 8.1 hereto opinions of its counsel, Foley & Lardner LLP and Kaye Scholer LLP.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2013, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to classify and designate 920,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of 8.75% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) (“Series A Preferred Stock”), with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on December 20, 2013. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Report, and the information in the Articles Supplementary is incorporated into this Item 5.03 by reference. The description of the terms of the Articles Supplementary in this Item 5.03 is qualified in its entirety by reference to Exhibit 3.1.

On May 22, 2014, the Company filed Articles of Amendment to the Articles Supplementary with the Maryland State Department of Assessments and Taxation increasing the aggregate number of authorized shares of Series A Preferred Stock from 920,000 to 1,610,000 shares, or an additional 690,000 shares. The Articles of Amendment became effective on May 22, 2014. A copy of the Articles Amendment increasing the aggregate number of authorized shares of Series A Preferred Stock is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2014, by and among Five Oaks Investment Corp, Oak Circle Capital Partners LLC and Keefe, Bruyette & Woods, Inc, as representative of the several underwriters.

3.1	Articles Supplementary, classifying and designating 8.75% Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on December 23, 2013).

3.2	Articles of Amendment, increasing aggregate number of authorized shares of 8.75% Series A Cumulative Redeemable Preferred Stock.

5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).

8.1	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).

23.1	Consent of Foley & Lardner LLP (included in Ex. 5.1).

23.2	Consent of Kaye Scholer LLP (included in Ex. 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

May 23, 2014	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2014, by and among Five Oaks Investment Corp, Oak Circle Capital Partners LLC and Keefe, Bruyette & Woods, Inc, as representative of the several underwriters.

3.1	Articles Supplementary, designating the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 3.1 filed with Five Oaks Investment Corp. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on December 23, 2013).

3.2	Articles of Amendment amending certain provisions of the Articles Supplementary for the designation of the 8.75% Cumulative Series A Cumulative Redeemable Preferred Stock

5.1	Opinion of Foley & Lardner LLP regarding legality of securities being registered (including consent of such firm).

8.1	Opinion of Kaye Scholer LLP regarding tax matters (including consent of such firm).

23.1	Consent of Foley & Lardner LLP (included in Ex. 5.1).

23.2	Consent of Kaye Scholer LLP (included in Ex. 8.1).